Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS SECOND QUARTER 2023 RESULTS

- Acquired 39 USPS Properties for $15.8 Million During the Second Quarter -
- 100% of Debt Set to Fixed Rates & No Outstanding Revolver Balance -
- Collected 100% of Contractual Rents -
Cedarhurst, New York, August 8, 2023 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,750 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to larger industrial facilities, today announced results for the quarter ended June 30, 2023.

Highlights for the Quarter Ended June 30, 2023

•Acquired 39 USPS properties for approximately $15.8 million, excluding closing costs
•21% growth in revenues from second quarter 2022 to second quarter 2023
•Net income attributable to common shareholders was $1.0 million, or $0.03 per diluted share
•Funds from Operations ("FFO") was $6.0 million, or $0.24 per diluted share
•Adjusted Funds from Operations ("AFFO") was $6.8 million, or $0.27 per diluted share
•Subsequent to quarter end, the Company announced a quarterly dividend of $0.2375 per share

“We are pleased with our second quarter results, and our performance in the first half of 2023 reflects the strength of our unique business anchored by solid operations and a strong credit tenant. With no near-term debt maturities and sufficient dry powder, we are well-positioned to continue to add accretive real estate to our portfolio that is important to the United States Postal Service and to support Postal Realty's future growth throughout all economic cycles", stated Andrew Spodek, Chief Executive Officer.

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.7% occupied, comprised of 1,364 properties across 49 states and one territory with approximately 5.6 million net leasable interior square feet and a weighted average rental rate of $9.11 per leasable square foot based on rents in place as of June 30, 2023. The weighted average rental rate consisted of $11.33 per leasable square foot on last-mile and flex properties, and $3.55 on industrial properties.

During the second quarter, the Company acquired 39 last-mile and flex properties leased to the USPS for approximately $15.8 million, excluding closing costs, comprising approximately 93,000 net leasable interior square feet at a weighted average rental rate of $14.18 per leasable square foot based on rents in place as of June 30, 2023.

Balance Sheet & Capital Markets Activity

As of June 30, 2023, the Company had approximately $2.8 million of cash and property-related reserves on the balance sheet, and approximately $224 million of net debt with a weighted average interest rate of 4.10%. At the end of the second quarter, 87.2% of the Company's total debt was set to fixed rates (when taking into account interest rate hedges), and $29 million was outstanding on the Company's $150 million revolving credit facility.

On July 24, 2023, the Company amended its credit facilities to, among other things, add a daily simple SOFR-based option to the term SOFR-based floating interest rate option as a benchmark rate for borrowings under the credit facilities. The Company further exercised $25.0 million of term loan accordion under the term loan maturing in January 2027 and, on a delayed-draw basis, $10.0 million of term loan accordion under the term loan maturing in February 2028. As of August 2, 2023, the $10.0 million delayed-draw portion of the term loan was not drawn by the Company. In connection with the accordion exercise, the Company also entered into an interest rate swap that effectively fixed the interest rate on the additional $25.0 million of term loan through January 2027 at a current rate of 5.736%. Following these transactions, the Company used the proceeds from the $25.0 million term loan accordion and cash to repay the outstanding balance on the revolving credit facility. As of August 2, 2023, the weighted average interest rate on the Company's debt outstanding was 3.95% and 100% of all debt was set to fixed rates.

During the second quarter and through August 2, 2023, the Company issued 780,222 shares of common stock through its at-the-market equity offering program for total gross proceeds of approximately $11.7 million at a weighted average price per share of $15.03. Additionally, the Company entered into forward sales transactions under its at-the-market equity offering program for an additional 798,847 shares of common stock totaling gross proceeds of approximately $12.0 million at a weighted average price per share of $15.02.

Dividend

On July 26, 2023, the Company declared a quarterly dividend of $0.2375 per share of Class A common stock. The dividend equates to $0.95 per share on an annualized basis. The dividend will be paid on August 31, 2023 to stockholders of record as of the close of business on August 7, 2023.

Subsequent Events

Subsequent to quarter end and through August 2, 2023, the Company acquired 11 properties comprising approximately 33,000 net leasable interior square feet for approximately $5.3 million, excluding closing costs. The Company had another 18 properties totaling approximately $4.7 million under definitive contracts.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the second quarter 2023 financial results on Wednesday, August 9, 2023, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Wednesday, August 9, 2023, through 11:59 P.M. Eastern Time on Wednesday, August 23, 2023, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13734923.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company’s formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are considered infrequent or extraordinary in nature, or (iv) for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the

Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.
The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of June 30, 2023 is calculated as total debt of approximately $227 million less cash and property-related reserves of approximately $3 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,750 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Rental income	$14,762	$12,135	$29,261	$23,484
Fee and other	695	589	1,344	1,171
Total revenues	15,457	12,724	30,605	24,655

Operating expenses:
Real estate taxes	2,029	1,705	4,012	3,295
Property operating expenses	1,414	1,230	3,038	2,760
General and administrative	3,610	3,309	7,769	6,950
Depreciation and amortization	4,781	4,219	9,618	8,329
Total operating expenses	11,834	10,463	24,437	21,334

Income from operations	3,623	2,261	6,168	3,321

Other income	125	187	239	674

Interest expense, net:
Contractual interest expense	(2,302)	(1,111)	(4,347)	(1,797)
Write-off and amortization of deferred financing fees	(165)	(155)	(330)	(284)
Interest income	1	1	1	1
Total interest expense, net	(2,466)	(1,265)	(4,676)	(2,080)

Income before income tax expense	1,282	1,183	1,731	1,915
Income tax expense	(21)	(18)	(37)	(29)

Net income	1,261	1,165	1,694	1,886
Net income attributable to Operating Partnership unitholders’ non-controlling interests	(249)	(212)	(334)	(338)

Net income attributable to common stockholders	$1,012	$953	$1,360	$1,548

Net income per share:
Basic and Diluted	$0.03	$0.04	$0.04	$0.06

Weighted average common shares outstanding:
Basic and Diluted	19,544,833	18,398,808	19,417,304	18,383,544

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value and share data)

	June 30, 2023	December 31, 2022
Assets
Investments:
Real estate properties, at cost:
Land	$96,063	$90,020
Building and improvements	405,927	378,596
Tenant improvements	6,643	6,375
Total real estate properties, at cost	508,633	474,991
Less: Accumulated depreciation	(37,286)	(31,257)
Total real estate properties, net	471,347	443,734
Investment in financing leases, net	16,083	16,130
Total real estate investments, net	487,430	459,864
Cash	2,191	1,495
Escrow and reserves	751	547
Rent and other receivables	3,936	4,613
Prepaid expenses and other assets, net	15,225	15,968
Goodwill	1,536	1,536
Deferred rent receivable	1,356	1,194
In-place lease intangibles, net	14,340	15,687
Above market leases, net	385	399
Total Assets	$527,150	$501,303

Liabilities and Equity
Liabilities:
Term loans, net	$163,887	$163,753
Revolving credit facility	29,000	—
Secured borrowings, net	32,822	32,909
Accounts payable, accrued expenses and other, net	7,996	9,109
Below market leases, net	11,875	11,821
Total Liabilities	245,580	217,592

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 20,002,769 and 19,528,066 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	200	195
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	258,331	254,107
Accumulated other comprehensive income	7,934	7,486
Accumulated deficit	(40,754)	(32,557)
Total Stockholders’ Equity	225,711	229,231
Operating Partnership unitholders’ non-controlling interests	55,859	54,480
Total Equity	281,570	283,711
Total Liabilities and Equity	$527,150	$501,303

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

For the Three Months Ended June 30, 2023
Net income	$1,261
Depreciation and amortization of real estate assets	4,755
FFO	$6,016
Recurring capital expenditures	(94)
Write-off and amortization of deferred financing fees	165
Straight-line rent and other adjustments	(100)
Fair value lease adjustments	(623)
Acquisition-related and other expenses	301
Income on insurance recoveries from casualties	(125)
Non-real estate depreciation and amortization	26
Non-cash components of compensation expense	1,247
AFFO	$6,813
FFO per common share and common unit outstanding	$0.24
AFFO per common share and common unit outstanding	$0.27
Weighted average common shares and common units outstanding, basic and diluted	25,005,444